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[LOGO]                                                                                 FLEXIBLE PREMIUM DEFERRED ANNUITY APPLICATION
FARM BUREAU                                                                   FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY APPLICATION
FINANCIAL SERVICES

   / /  FARM BUREAU LIFE
        INSURANCE COMPANY

   / /  WESTERN FARM BUREAU
        LIFE INSURANCE COMPANY

                                                                 ACCOUNT NO.____________________

APPLICATION FOR______________________________________________Policy Number______________________
                       PROPOSED ANNUITANT                                 (HOME OFFICE USE ONLY)

ADDRESS________________________________________   ______________________________________________
        STREET       CITY-TOWN    STATE ZIP              ANNUITANT'S STATE-COUNTY CODE

/ / MALE

/ / FEMALE  Date of Birth____________ Age______________ State of Birth_______Social Security No.______________
                      MONTH/DAY/YEAR  (nearest birthday)

AGENT CREDIT__________________________________________________________________________________________________
          Name                         State-County                                  Agent No.
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SECTION A  ANNUITY

1. A birth certificate is attached (A birth certificate  Yes   No
   must be submitted as proof of age
   before annuity payments can begin)                    / /   / /

2. As a condition precedent to receiving annuity
   payments will you furnish satisfactory evidence
   of life and identity as each payment falls due?       / /   / /

3. It is agreed that the money consideration for
   the policy shall upon payment be nonrefundable
   and the Company's obligation limited
   to the terms of the annuity policy applied for.       / /   / /

4. Is the policy applied for replacing or likely to
   replace any existing annuity or life insurance
   policy? (If "YES", give details in Section C,
   including name, insurer, and policy numbers.          / /   / /

5. Occupation________________For____Years

6. Annuity Plan:      / / FPDA    / / FPDVA

7. Check the appropriate box for the type of plan:

   / / Keogh     / / IRA     / / TDA     / / SEP     / / Non-Qualified

   / / Other_____________________

8. Premium     / / Annual     / / Semi-Annual      / / Quarterly

   Payable     / / COM        / / Other___________________

9. Company to begin payment on policy anniversary nearest age 70 or ____________________________________________

10. If the name of a female proposed Annuitant is different than her maiden name, give her maiden name:

    ____________________________________________________

11.  Submitted              Transfer
     Premium: $             of Funds: $
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SECTION B OWNER AND BENEFICIARY (IF REQUIRED)

1. BENEFICIARY as to proceeds at death of the Annuitant;
   Survivors within a class (Primary or Secondary) entitled to the proceeds shall share equally unless otherwise specified.

          NAME & ADDRESS   SSN   RELATIONSHIP

1.  Primary______________________________________

    _____________________________________________

2.  Secondary, if primary beneficiary is not living:

          NAME & ADDRESS   SSN   RELATIONSHIP

    _____________________________________________

    _____________________________________________

    / /  Children born to or adopted by the Proposed
         Annuitant and ____________________________
         (including any named above). The Beneficiary as to proceeds at death of any person other than the annuitant shall be as stated in the applicable benefit provision.

3.  / /  Directions for settlement attached.

II.  OWNER:  (If other than Proposed Annuitant.)

1.   OWNERSHIP TO BE VESTED IN

          OWNER EMPLOYER               TIN:

     _____________________________________________
     Address:

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SECTION C  SPECIAL REQUESTS, REMARKS AND CORRECTIONS OR ENDORSEMENT


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SECTION D  REPRESENTATIONS, AUTHORIZATION AND ACKNOWLEDGEMENT STATEMENT

I have paid $__________ as payment of the first premium on the policy herein applied for, subject to and in accordance with the provisions of the conditional receipt for such payment. I, the Applicant, agree that: (1) Acceptance of any Annuity Contract issued on this application shall constitute ratification of any corrections, additions, or changes made by the Company and recorded in the space "Special Requests, Remarks and Corrections or Endorsement" except that no change shall be made as to amount, classification, plan or annuity, or benefits unless agreed to in writing. (2) This application and any continuations thereof or additions or amendments thereto, and the policy herein applied for shall constitute the entire contract between the parties hereto. The Applicant and the Proposed Annuitant (if other than Applicant) agree that to the best of their knowledge and belief all statements herein are full, complete and true, and that the Applicant will be the owner until the retirement date of any policy issued on the basis of this application unless otherwise agreed to in writing between the parties. It is understood that no agent, agency manager or other unauthorized person except an Executive Officer or an Assistant Secretary of the company is authorized to waive forfeitures, to make or alter contracts, or to waive any of the Company's rights or requirements.

I represent that the statements and answers on this application and supplements thereto are true and complete to the best of my knowledge and belief.

Dated at________________________   Date signed_______________________________________________
            City and State

________________________________   ___________________________________________________________
     Signature of Witness                    Signature of Proposed Annuitant

________________________________   ____________________________________________________________
       Agent's Signature           Signature of Owner-Employer if other than Proposed Annuitant

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432-121 (0396)


CONDITIONAL RECEIPT ______________________________________________ Plan________________________
FOR ADVANCE PAYMENT            Name of Proposed Annuitant                 Annuity applied for
    OF PREMIUM
                    RECEIVED OF________________________________________________________________
                                                   Name of Applicant

                    the sum of $___________ as the first premium for the annuity applied for in the application to the FARM BUREAU
                    LIFE INSURANCE COMPANY OR WESTERN FARM BUREAU LIFE INSURANCE COMPANY bearing the same date as the conditional receipt. The annuity contract, subject to the terms and conditions thereof, shall take effect as of the date of this receipt, provided the person upon whose life the annuity is based is eligible for same according to the
                    Company's rules and regulations, otherwise the payment evidenced by this receipt shall be returned upon surrender of the receipt.  Any remittance not in cash is received subject to actual cash payment.

                    ____________________________, 19_____       ____________________________________Agent

When premium is paid at the time of application, complete this receipt and give to the applicant.  No other receipt will be recognized by the Company.

If premium is not paid -- do not detach.
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Under penalties of perjury, I certify that the Social Security Number provided on this Annuity Application is true, correct and complete.

Dated at_______________________________ Date signed________________________________________________
          City and State

_______________________________________ ___________________________________________________________
        Signature of Witness                 Signature of Proposed Annuitant

_______________________________________ ____________________________________________________________
          Agent's Signature             Signature of Owner-Employer if other than Proposed Annuitant

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AGENT'S CERTIFICATE
                                                                      Yes     No

1.   Will this plan replace any other plan?                           / /    / /

2.   If yes, have replacement forms been submitted?                   / /    / /

3.   Did you give "Notice to applicant" form to applicant?            / /    / /

4.   Did you see the proposed annuitant?  (If no - explain below.)    / /    / /


The answers to each question of this application were recorded in my presence exactly as given.  I know nothing detrimental to the risk that is not recorded in these papers.  I have rechecked all answers and calculations for correctness.


Dated at_____________   ____________________________  __________________________________
         City                   State                  Signature of Agent

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